Exhibit 99.1

[logo]
                                                    Level 3 Communications, Inc.
                                                         1025 Eldorado Boulevard
                                                      Broomfield, Colorado 80021
                                                                  www.Level3.com


                                                                    NEWS RELEASE

FOR IMMEDIATE RELEASE

Level 3 Contacts:

Media:      Josh Howell                              Investors:       Robin Grey
            720/888-2517                                            720/888-2518





                     Level 3 Reports Second Quarter Results

           Company Increases Full Year Consolidated EBITDA Projections

                       Genuity Integration Remains on Plan

   Company On Track to Turn Free Cash Flow Positive in Second Quarter of 2004

BROOMFIELD, Colo, July 24, 2003 - Level 3 Communications, Inc. (Nasdaq:LVLT) today announced its second quarter results. Consolidated revenue was $941 million for the second quarter compared to $1.23 billion for the previous quarter, which excludes $17 million and $20 million of revenue, respectively, from Software Spectrum's contact services business which is included in discontinued operations. Consolidated revenue for the second and first quarter includes $7 million and $326 million of revenue respectively, associated with customer terminations and settlements that had no cash impact. Consolidated revenue for the current quarter includes a full quarter of revenue from the Genuity transaction, which closed on February 4, 2003.

The net loss for the second quarter was $0.95 per share, or $462 million. Included in the net loss was a $190 million expense, or $0.39 loss per share, related to the premium that was paid for the full conversion of the company's 9% Junior Convertible Subordinated Notes due 2012.

Consolidated Adjusted EBITDA (Earnings before Interest, Taxes, Depreciation and Amortization) (see attached schedule of non-GAAP metrics) was $113 million for the second quarter, versus $95 million for the previous quarter. Consolidated EBITDA (see attached schedule of non-GAAP metrics) was $114 million in the second quarter versus $403 million for the previous quarter. Consolidated EBITDA for the previous quarter included $326 million in customer settlement and termination revenue that had no associated costs or cash impact.

Overview

"We exceeded our projections for the second quarter and continue to make steady progress. We saw modest improvements in our financial and operational metrics, including sales, for the communications business," said James Crowe, CEO of Level 3. "However, sales cycles continue to be longer than we would like. Level 3 continues to be a strong financial partner for its customers given our high incremental margins and the financial strength of our balance sheet."

The company reports financial information based on three operating segments: communications; information services; and other, which consists primarily of coal mining operations.

Second Quarter Financial Results Compared to Projections (1)

------------------------------------------------------------------------------------------------------
Metric                                                        Second Quarter           Second Quarter
($ in millions)                                               Actuals                  Projections (1)
   Communications Services Revenue
   (excluding Termination and Settlement Revenue) (2)         $389                     $380
------------------------------------------------------------------------------------------------------
   Reciprocal Compensation                                    $38                      $35
------------------------------------------------------------------------------------------------------
   Termination and Settlement Revenue                         $7                       $10
------------------------------------------------------------------------------------------------------
Communications Revenue                                        $434                     $425
------------------------------------------------------------------------------------------------------
Information Services Revenue (3)                              $491                     $500
------------------------------------------------------------------------------------------------------
Other Revenue                                                 $16                      $20
------------------------------------------------------------------------------------------------------
Consolidated Revenue (3)                                      $941                     $945
------------------------------------------------------------------------------------------------------
Consolidated EBITDA (4)                                       $114                     $89
------------------------------------------------------------------------------------------------------
Capital Expenditures                                          $65                      $65
------------------------------------------------------------------------------------------------------
Communications Gross Margin (5)                               76%                      Mid 70% range
------------------------------------------------------------------------------------------------------

     (1)  Projections issued April 24, 2003.
     (2) Communications Services Revenue is communications revenue minus reciprocal compensation revenue.
     (3) Second quarter projections include Software Spectrum's contact services business, which was sold in April 2003. Actual second quarter results do not include revenue from the contact services business of $17 million.
     (4) Consolidated EBITDA includes $9 million in restructuring charges and excludes $25 million in stock-based compensation expense.
     (5)  See attached schedule of non-GAAP metrics for definition.

Consolidated Cash Flow and Liquidity

During the second quarter, unlevered cash flow was positive $65 million, versus negative $24 million for the first quarter (see attached schedule of non-GAAP metrics). For the six months ended June 30, 2003, unlevered cash flow was $41 million. Consolidated free cash flow was negative $31 million, versus the previous quarter of negative $128 million (see attached schedule of non-GAAP metrics).

As of June 30, 2003, the company's cash and marketable securities balance was $1.3 billion, including $400 million in restricted cash held as security under the company's senior secured credit facility. The 2.875% Convertible Senior Notes issued in July 2003 increased the company's cash and marketable securities balance by approximately $362 million. Including $400 million in restricted cash held as security under the company's senior secured credit facility, the company's pro-forma cash and marketable securities balance was approximately $1.7 billion.

Communications Business

Revenue

Communications revenue for the second quarter was $434 million, versus $708 million for the previous quarter. The previous quarter included $326 million in customer settlement and termination revenue. Total communications revenue for the second quarter consisted of $396 million of communications services revenue and $38 million of reciprocal compensation revenue. Included in communications services revenue for the second quarter was $7 million of settlement and termination revenue. Communications services revenue, excluding settlement and termination revenue, increased by $48 million in the second quarter as compared to the previous quarter, primarily due to a full quarter of revenue from the Genuity transaction in the second quarter, versus the first quarter, which included approximately two months of Genuity revenue.

Cost of Revenue

Communications cost of revenue for the second quarter was $103 million, resulting in a 76 percent communications gross margin (see attached schedule of non-GAAP metrics), versus cost of revenue of $89 million for the previous quarter, which resulted in an 87 percent communications gross margin. Excluding termination and settlement revenue of $7 million in the second quarter and $326 million in the first quarter, communications gross margin declined by one percent from the first quarter to the second quarter.

Communications cost of revenue increased in the second quarter due to a full quarter of expenses associated with the Genuity transaction, partially offset by lower circuit expenses as a result of further optimization of the Genuity network.

Selling, General and Administrative Expenses (SG&A)

Communications SG&A expenses were $238 million for the second quarter, versus $231 million for the previous quarter. For the same periods, communications SG&A expenses include $24 million and $21 million of non-cash stock compensation expenses. The total number of employees in the communications business decreased to approximately 3,650 at the end of the second quarter from approximately 4,000 at the end of the previous quarter.

Communications SG&A expenses increased in the second quarter due to a full quarter of expenses associated with the Genuity transaction, partially offset by a reduction in costs associated with the Genuity integration, such as the elimination of duplicate facilities and reduction in headcount, and an $8 million reduction in property tax expense.

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)

Communications EBITDA (see attached schedule of non-GAAP metrics) was $112 million for the second quarter, including a restructuring charge of $5 million, versus $398 million for the previous quarter, which included $326 million of customer termination and settlement revenue and $11 million in restructuring charges. Communications EBITDA margin (see attached schedule of non-GAAP metrics) was 26 percent for the second quarter. For the six months ended June 30, 2003, communications EBITDA was $510 million.

Genuity Integration

"We have made good progress on the integration of the acquired Genuity operations into Level 3," said Kevin O'Hara, president and COO of Level 3. "With five months of integration behind us, we are increasingly confident about our integration timeline. We continue to eliminate duplicative network capacity and facilities, combine our network operating centers, and migrate customer traffic onto the Level 3 network."

Information Services Business

Results for the information services business include the Software Spectrum and
(i)Structure subsidiaries. During the second quarter, the company sold Software Spectrum's contact services business, and the results for this business are reflected as discontinued operations in the statement of operations. For the first six months of 2003, the contact services business generated approximately $37 million in revenue.

"Given the softness in sales we began to experience at the beginning of the year, we have taken steps to reduce overall expenses through ongoing cost cutting and restructuring activities," said Charles Miller, vice chairman of Level 3. "We expect to be able to reduce our operating expense run rate by approximately 15 percent to 20 percent by the end of the year."

Revenue and EBITDA

Information services revenue was $491 million for the second quarter, versus $506 million for the previous quarter. The decline in revenue for the second quarter was primarily the result of softness in sales and the continued adoption by Software Spectrum customers of Microsoft's new software licensing program. Microsoft's new software licensing program continues to result in a decline in revenue, but has no significant impact to profitability levels.

EBITDA (see attached schedule of non-GAAP metrics) from the information services business was $0.4 million for the second quarter, including $4 million in restructuring charges, compared to $3 million for the previous quarter. The restructuring charges recognized in the second quarter are a result of the ongoing integration and restructuring of Software Spectrum, as well as the closure of (i)Structure's operations in Ireland.

Primarily as a result of the sale of the contact services business, the total number of employees in the information services business decreased to approximately 1,800 at the end of the second quarter from approximately 3,500 at the end of the previous quarter.

Other Businesses

The company's other businesses consist primarily of coal mining operations.

Revenue and EBITDA

Revenue and EBITDA from other businesses were $16 million and $2 million for the second quarter, unchanged from the previous quarter.

Corporate Transactions

Capital Structure Changes

During the second quarter, Level 3 reduced its outstanding debt by $580 million. The company converted $480 million of its 9% Junior Convertible Subordinated Notes due 2012 into approximately 168 million shares of Level 3 common stock and retired $100 million of 9.125% senior notes for approximately 13 million shares of Level 3 common stock. Level 3 had approximately 641.5 million outstanding shares of common stock as of June 30, 2003.

In July 2003, Level 3 completed an offering of approximately $374 million aggregate principal amount of its 2.875% Convertible Senior Notes due 2010 in an underwritten public offering. Net cash proceeds from the offering were $362 million.

"We're pleased with the improvement in our balance sheet," said Sunit Patel, CFO of Level 3. "We converted $580 million of high-coupon debt into equity and accessed the capital markets for the first time in over three years to issue low-coupon convertible debt."

Business Transactions

In May 2003, Level 3 exited the managed web hosting business it acquired in the Genuity transaction through an agreement with Computer Sciences Corporation
(CSC). As part of the transaction, CSC agreed to use Level 3's network services to serve hosting customers.

In June 2003, Level 3 announced the sale of Software Spectrum's contact services business to H.I.G Capital, a Miami-based private equity firm. This business had revenue of approximately $37 million for the six months ended June 30, 2003. Historical results for this business, including the second quarter, are reflected as discontinued operations in the statement of operations.

Subsequent to the end of the second quarter, the company acquired Telverse Communications Inc., a provider of IP-based voice and data services headquartered in Dulles, VA. Consideration for the acquisition was approximately $30 million in Level 3 common stock.

"Telverse is an important building block in our ongoing effort to build a more significant presence in the voice-over-IP market," said Jack Waters, group vice president and president of softswitch services.

Subsequent to the end of the second quarter, Level 3 sold the former Genuity, Inc. headquarters building for approximately $20 million in cash.

Business Outlook

"We are realizing cost benefits as a result of our ongoing integration of the Genuity business," said James Crowe. "We expect to see further improvements in cash flow, particularly as we look toward the fourth quarter 2003. We are focused on long-term value creation by improving consolidated free cash flow through recurring revenue growth and new product development, as well as opportunistic acquisition activity."

Quarterly and Full Year Projections

Sunit Patel said, "For the full year 2003, we are tightening our range for communications revenue from $1.94 billion - $2.04 billion to $1.98 billion - $2.0 billion. We are comfortable with our previously issued full year projections for information services revenue and other revenue, communications gross margin, and unlevered cash flow, and we are increasing our projection for consolidated EBITDA by $20 million."

"Our third quarter projections show a decrease in communications revenue. This decrease is primarily a result of lower reciprocal compensation revenue, which decreases from $38 million in the second quarter to $25 million in the third quarter. The decrease is being driven by the expiration of existing interconnection agreements, which have either been renegotiated or by the adoption of the Federal Communication Commission's (FCC) mandated rates for dial-up traffic," said Patel. "Our recurring communications revenue continues to show modest growth. Our projected Consolidated EBITDA for the third quarter decreases due to the reduction in reciprocal compensation, restructuring charges in the information services business and the benefit of a reduction in property tax expenses in the second quarter, which increased Consolidated EBITDA by approximately $8 million."

-----------------------------------------------------------------------------------------------------
Metric                                                        Third Quarter            Full Year 2003
($ in millions)                                               Projections              Projections
-----------------------------------------------------------------------------------------------------
   Communications Services Revenue
   (excluding Termination and Settlement Revenue)             $390                     Not Provided
-----------------------------------------------------------------------------------------------------
   Reciprocal Compensation                                    $25                      Not Provided
-----------------------------------------------------------------------------------------------------
   Termination and Settlement Revenue                         $5                       Not Provided
-----------------------------------------------------------------------------------------------------
Communications Revenue                                        $420                     $1,980-$2,000
-----------------------------------------------------------------------------------------------------
Information Services Revenue                                  $490                     $2,000-$2,200
-----------------------------------------------------------------------------------------------------
Other Revenue                                                 $20                      $70-$80
-----------------------------------------------------------------------------------------------------
Consolidated Revenue                                          $930                     $4,050-$4,280
-----------------------------------------------------------------------------------------------------
Consolidated EBITDA                                           $100                     $725-$775
-----------------------------------------------------------------------------------------------------
Capital Expenditures                                          $70                      Not Provided
-----------------------------------------------------------------------------------------------------
Unlevered Cash Flow                                           Not Provided             $100-$125
-----------------------------------------------------------------------------------------------------
Communications Gross Margin                                   76%-78%                  high 70% range
-----------------------------------------------------------------------------------------------------

The company expects cash and marketable securities, including $400 million in restricted cash held as security under the company's senior secured credit facility, of approximately $1.6 billion at year-end.

The company continues to expect to turn Consolidated Free Cash Flow positive during the second quarter of 2004.

Summary

"I am encouraged by Level 3's ability to execute in this environment," said Crowe. "I believe that our ability to successfully integrate the Genuity transaction - coupled with our consistent financial and operating performance and our industry-leading provisioning times and quality of service - will enable Level 3 to continue to differentiate itself in the marketplace during 2003."

Conference Call Today

Level 3 will hold a conference call to discuss the company's second quarter results at 11 a.m. Eastern Time today. To join the call, please dial 612-326-1003. A live broadcast of the call can also be heard on Level 3's web site at www.level3.com. An audio replay of the call will be accessible through the web site or by dialing 320-365-3844; access code 687821.

About Level 3 Communications

Level 3 (Nasdaq:LVLT) is an international communications and information services company. The company operates one of the largest Internet backbones in the world, is one of the largest providers of wholesale dial-up service to ISPs in North America and is the primary provider of Internet connectivity for millions of broadband subscribers, through its cable and DSL partners. The company offers a wide range of communications services over its 22,500 mile broadband fiber optic network including Internet Protocol (IP) services, broadband transport and infrastructure services, colocation services, and patented Softswitch managed modem and voice services. Its Web address is www.Level3.com.

The company offers information services through its subsidiaries, (i)Structure and Software Spectrum. For additional information, visit their respective web sites at www.softwarespectrum.com and www.i-structure.com.

Forward Looking Statement

Some of the statements made by Level 3 in this press release are forward-looking in nature. Actual results may differ materially from those projected in forward-looking statements. Level 3 believes that its primary risk factors include, but are not limited to: changes in the overall economy relating to, among other things, the September 11 attacks and subsequent events, the challenges of integration, substantial capital requirements; development of effective internal processes and systems; the ability to attract and retain high quality employees; technology; the number and size of competitors in its markets; law and regulatory policy; and the mix of products and services offered in the company's target markets. Additional information concerning these and other important factors can be found within Level 3's filings with the Securities and Exchange Commission. Statements in this release should be evaluated in light of these important factors.

                Schedule to Reconcile non-GAAP Financial Metrics

Pursuant to Regulation G, the company is hereby providing a reconciliation of non-GAAP financial metrics to the most directly comparable GAAP measure.

The company provides projections that include non-GAAP metrics that the company deems relevant to management and investors. These non-GAAP metrics are EBITDA, consolidated Adjusted EBITDA, communications gross margin, communications EBITDA margin, unlevered cash flow and consolidated free cash flow. The following reconciliation of these non-GAAP financial metrics to GAAP includes forward-looking statements with respect to the information identified as a projection. Level 3 has made a number of assumptions in preparing our projections, including assumptions as to the components of financial metrics. These assumptions, including dollar amounts of the various components that comprise a financial metric, may or may not prove to be correct. We caution you that these forward-looking statements are only predictions, which are subject to risks and uncertainties including technological uncertainty, financial variations, changes in the regulatory environment, industry growth and trend predictions. Please see the company's Annual Report on Form 10-K/A-1 for a description of these risks and uncertainties.

In order to provide projections with respect to non-GAAP measures, we are required to indicate a range for GAAP measures that are components of the reconciliation of the non-GAAP metric. The provision of these ranges is in no way meant to indicate that the company is explicitly or implicitly providing projections on those GAAP components of the reconciliation. In order to reconcile the non-GAAP financial metric to GAAP, the company has to use ranges for the GAAP components that arithmetically add up to the non-GAAP financial metric. While the company feels reasonably comfortable about the projections for its non-GAAP financial metrics, it fully expects that the ranges used for the GAAP components will vary from actual results. We will consider our projections of non-GAAP financial metrics to be accurate if the specific non-GAAP metric is met or exceeded, even if the GAAP components of the reconciliation are different from those provided in an earlier reconciliation.

Communications Gross Margin ($) is defined as communications revenue less communications cost of revenue from the consolidated condensed statements of operations.

Cost of Revenue for the communications business includes leased capacity, right-of-way costs, access charges and other third party circuit costs directly attributable to the network, as well as costs of assets sold pursuant to sales-type leases.

Communications Gross Margin (%) is defined as communications gross margin ($) divided by communications revenue. Management believes that communications gross margin is a relevant metric to provide to investors, as it is a metric that management uses to measure the margin available to the company after it pays third party network services costs; in essence, a measure of the efficiency of the company's network.

--------------------------------------------------------------------------------
COMMUNICATIONS GROSS MARGIN
($ in millions)                                          Q103              Q203
--------------------------------------------------------------------------------
Communications Revenue                                   $708              $434
--------------------------------------------------------------------------------
Communications Cost of Revenue                            $89              $103
--------------------------------------------------------------------------------
Communications Gross Margin ($)                          $619              $331
--------------------------------------------------------------------------------
Communications Gross Margin (%)                           87%              76%
--------------------------------------------------------------------------------

EBITDA is defined by Level 3 as net income/(loss) from the consolidated condensed statements of operations, less income/(loss) from discontinued operations, less cumulative effect of change in accounting principle, less interest income, less interest expense, less other income/expense, less depreciation and amortization expense and less non-cash compensation expense included within selling, general and administration expense on the consolidated condensed statements of operations, and after reduction of operating expenses by the non-cash portion of restructuring and impairment charges. Communications EBITDA Margin is defined as communications EBITDA divided by communications revenue.

EBITDA is not a measurement under accounting principles generally accepted in the United States and may not be similar to EBITDA measures of other companies. Management believes that EBITDA and EBITDA margin are relevant metrics to provide to investors, as they are indicators of operating performance, especially in a capital-intensive industry such as telecommunications, since it excludes items that are not directly attributable to ongoing business operations. The company excludes non-cash compensation due to its adoption of the expense recognition provisions of SFAS No. 123.

---------------------------------------------------------------------------------------------------------------------
Consolidated EBITDA
Three Months Ended June 30, 2003                         Comm-          Information                           Con-
($ in millions)                                        unications        Services           Other          solidated
---------------------------------------------------------------------------------------------------------------------
Net Income (Loss)                                        ($455)            ($17)             $10             ($462)
---------------------------------------------------------------------------------------------------------------------
(Income) Loss from Discontinued Operations                 --               $9               --                $9
---------------------------------------------------------------------------------------------------------------------
Other (Income)/Expense                                    $325             ($2)             ($9)              $314
---------------------------------------------------------------------------------------------------------------------
Depreciation and Amortization Expense                     $218              $9               $1               $228
---------------------------------------------------------------------------------------------------------------------
Non-cash Compensation Expense                              $24              $1               --               $25
---------------------------------------------------------------------------------------------------------------------
Non-cash Restructuring and Impairment                      --               --               --                --
---------------------------------------------------------------------------------------------------------------------
EBITDA                                                    $112              --               $2               $114
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------
COMMUNICATIONS EBITDA MARGIN
Three Months Ended June 30, 2003                                   Q203
($ in millions)
---------------------------------------------------------------------------
Communications Revenue                                             $434
---------------------------------------------------------------------------
Communications EBITDA                                              $112
---------------------------------------------------------------------------
Communications EBITDA Margin                                       26%
---------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
Consolidated EBITDA
Three Months Ended March 31, 2003                          Comm-         Information                         Con-
($ in millions)                                         unications         Services         Other          solidated
---------------------------------------------------------------------------------------------------------------------
Net Income (Loss)                                          $47             ($4)              $76              $119
---------------------------------------------------------------------------------------------------------------------
(Income) Loss from Discontinued Operations                 --              ($2)              --               ($2)
---------------------------------------------------------------------------------------------------------------------
Cumulative Effect of Change in Accounting Principle        --               --              ($5)              ($5)
---------------------------------------------------------------------------------------------------------------------
Other (Income)/Expense                                    $131              --              ($70)             $61
---------------------------------------------------------------------------------------------------------------------
Depreciation and Amortization Expense                     $199              $7               $1               $207
---------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
Non-cash Compensation Expense                              $21              $2               --               $23
-------------------------------------------------------------------------------------------------------------------------
Non-cash Restructuring and Impairment                      --               --               --                --
-------------------------------------------------------------------------------------------------------------------------
EBITDA                                                    $398              $3               $2               $403
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
Projected Consolidated EBITDA
Three Months Ended September 30, 2003                   Comm-             Information                           Con-
($ in millions)                                       unications           Services          Other          solidated
-------------------------------------------------------------------------------------------------------------------------
Net Income (Loss)                                        ($268)           ($11)              $1              ($278)
-------------------------------------------------------------------------------------------------------------------------
Other (Income)/Expense                                    $129              $2               --               $131
-------------------------------------------------------------------------------------------------------------------------
Depreciation and Amortization Expense                     $217              $7               $1               $225
-------------------------------------------------------------------------------------------------------------------------
Non-cash Compensation Expense                              $20              $2               --                $22
-------------------------------------------------------------------------------------------------------------------------
Non-cash Restructuring and Impairment                      --               --               --                --
-------------------------------------------------------------------------------------------------------------------------
EBITDA                                                     $98              --               $2               $100
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
Projected Consolidated EBITDA
Twelve Months Ended December 31, 2003
($ in millions)
-------------------------------------------------------------------------------------------------------------------------
                                                                                                   Range
-------------------------------------------------------------------------------------------------------------------------
                                                                                           Low              High
-------------------------------------------------------------------------------------------------------------------------
Net Income (Loss)                                                                        ($895)            ($815)
-------------------------------------------------------------------------------------------------------------------------
(Income) Loss from Discontinued Operations                                                 $10               $10
-------------------------------------------------------------------------------------------------------------------------
Cumulative Effect of Change in Accounting Principle                                        ($5)              ($5)
-------------------------------------------------------------------------------------------------------------------------
Other (Income)/Expense                                                                    $640              $630
-------------------------------------------------------------------------------------------------------------------------
Depreciation and Amortization Expense                                                     $880              $870
-------------------------------------------------------------------------------------------------------------------------
Non-cash Compensation Expense                                                              $95              $85
-------------------------------------------------------------------------------------------------------------------------
Non-cash Restructuring and Impairment                                                      --                --
-------------------------------------------------------------------------------------------------------------------------
EBITDA                                                                                    $725              $775
-------------------------------------------------------------------------------------------------------------------------

     Adjusted EBITDA is defined as consolidated EBITDA plus non-cash cost of revenue plus/minus the change in communications cash deferred revenue plus/minus the change in deferred revenue not collected. Management believes that Adjusted EBITDA is a relevant metric to provide to investors, as it is a metric that is used to calculate the company's total leverage covenant contained in its senior secured credit facility.

-----------------------------------------------------------------------------------------------
Adjusted EBITDA  ($ in millions)                                              Q103       Q203
-----------------------------------------------------------------------------------------------
Consolidated EBITDA                                                           $403       $114
-----------------------------------------------------------------------------------------------
Non-cash cost of revenue                                                       --         --
-----------------------------------------------------------------------------------------------
Change in communications cash deferred revenue                               ($306)       $17
-----------------------------------------------------------------------------------------------
Change in deferred revenue not collected                                      ($2)       ($18)
-----------------------------------------------------------------------------------------------
Adjusted EBITDA                                                                $95       $113
-----------------------------------------------------------------------------------------------

     Change in Communications Cash Deferred Revenue is the change in the total of the current and noncurrent deferred revenue balances on the consolidated condensed balance sheet between quarters from the communications business.


-----------------------------------------------------------------------------------------------------------------------------
CHANGE IN COMMUNICATIONS                                                            Q402           Q103            Q203
DEFERRED REVENUE
($ in millions)

------------------------------------------------------------------------------ --------------- -------------- ---------------
Deferred Revenue - Current                                                          $199           $117            $126
------------------------------------------------------------------------------ --------------- -------------- ---------------
Deferred Revenue - Noncurrent                                                      $1,264          $925            $938
------------------------------------------------------------------------------ --------------- -------------- ---------------
   Deferred Revenue per Balance Sheet                                              $1,463         $1,042          $1,064
------------------------------------------------------------------------------ --------------- -------------- ---------------

------------------------------------------------------------------------------ --------------- -------------- ---------------
Communications                                                                     $1,406         $1,030          $1,047
------------------------------------------------------------------------------ --------------- -------------- ---------------
Information Services                                                                $57             $12            $17
------------------------------------------------------------------------------ --------------- -------------- ---------------
   Deferred Revenue per Balance Sheet                                              $1,463         $1,042          $1,064
------------------------------------------------------------------------------ --------------- -------------- ---------------

------------------------------------------------------------------------------ --------------- -------------- ---------------
Quarter over Quarter Change in                                                                    ($376)           $17
Communications Deferred Revenue
------------------------------------------------------------------------------ --------------- -------------- ---------------
Non-Cash Adjustments to Deferred Revenue (1)                                                        $70            ---
------------------------------------------------------------------------------ --------------- -------------- ---------------
Increase (decrease) in Communications Deferred Revenue                                            ($306)           $17
------------------------------------------------------------------------------ --------------- -------------- ---------------

(1) Non-Cash Adjustments to Deferred Revenue - This adjustment reverses the net non-cash change in deferred revenue as a result of the Genuity acquisition in the first quarter of 2003. Level 3 entered into certain transactions with Genuity prior to the acquisition of Genuity by Level 3, whereby it received cash for services to be provided in the future. As a result of the acquisition, Level 3 can no longer amortize this deferred revenue into earnings and accordingly, reduced the purchase price applied to the net assets acquired in the Genuity transaction by the amount of the unamortized deferred revenue balance. Level 3 also recorded at fair value certain deferred revenue obligations in the Genuity acquisition.

Change in Deferred Revenue Not Collected is the change in the current and noncurrent deferred revenue balances on the consolidated condensed balance sheet between quarters, which has not been collected and is included in the accounts receivable balance on the consolidated condensed balance sheet.


--------------------------------------------------------------------------------------------------------------------------
CHANGE IN DEFERRED REVENUE NOT COLLECTED                                    December 31,      March 31,       June 30,
 ($ in millions)                                                                2002            2003           2003
------------------------------------------------------------------------- ----------------- -------------- ---------------
Unearned Communications Accounts Receivable related to Deferred Revenue         $47              $49            $68
(1)
------------------------------------------------------------------------- ----------------- -------------- ---------------
   Quarter over Quarter Change (a)                                                              ($2)           ($19)
------------------------------------------------------------------------- ----------------- -------------- ---------------

Deferred Revenue Attributable to Equity Investments (2)                          $4              $4              $3
------------------------------------------------------------------------- ----------------- -------------- ---------------
   Quarter over Quarter Change (b)                                                               ---             $1
------------------------------------------------------------------------- ----------------- -------------- ---------------

------------------------------------------------------------------------- ----------------- -------------- ---------------
Increase in Deferred Revenue not Collected (a+b)                                                ($2)           ($18)
------------------------------------------------------------------------- ----------------- -------------- ---------------

(1) Communications Accounts Receivable related to Deferred Revenue - A component of accounts receivable representing amounts billed to a customer for which the corresponding service/products have been delivered, but will be recognized as revenue over future periods as the service/product is used by the customer.

(2) Deferred Revenue Attributable to Equity Investees - The company previously made investments in certain public and private companies in connection with those entities agreeing to purchase various services from the company. The company originally recorded these transactions as investments and deferred revenue on the balance sheet. The company did not feel it was appropriate to include these transactions in Adjusted EBITDA until services had been provided to the investee. This adjustment to deferred revenue not collected represents the deferred revenue obligations remaining under these transactions.

Unlevered Cash Flow is defined as net cash provided by (used in) operating activities less capital expenditures offset by release of capital expenditure accruals, and adding back cash interest paid, less interest income all as disclosed in the consolidated condensed statements of cash flows or the consolidated condensed statements of operations. Management believes that unlevered cash flow is a relevant metric to provide to investors, as it is an indicator of the operational strength and performance of the company and, over time, provides management and investors with a sense of the growth pattern of the business.

Consolidated Free Cash Flow is defined as net cash provided by (used in) operating activities less capital expenditures offset by release of capital expenditure accruals as disclosed in the consolidated condensed statements of cash flows. Management believes that consolidated free cash flow is a relevant metric to provide to investors, as it is an indicator of the company's ability to generate cash to service its debt.


---------------------------------------------------------------------- -------------------- --------------------
UNLEVERED CASH FLOW AND CONSOLIDATED FREE CASH FLOW

Three Months Ended June 30, 2003                                                             Consolidated Free
($ in millions)                                                        Unlevered Cash Flow       Cash Flow
---------------------------------------------------------------------- -------------------- --------------------

Net Change in Cash and Cash Equivalents                                       ($29)                ($29)
---------------------------------------------------------------------- -------------------- --------------------
Effect of Exchange Rates on Cash                                              ($1)                 ($1)
---------------------------------------------------------------------- -------------------- --------------------
Net Cash Provided by Discontinued Operations                                  ($12)                ($12)
---------------------------------------------------------------------- -------------------- --------------------
Net Cash Used in Financing Activities                                          $10                  $10
---------------------------------------------------------------------- -------------------- --------------------
Net Cash Used in Investing Activities                                          $51                  $51
---------------------------------------------------------------------- -------------------- --------------------
Net Cash Provided by Continuing Operations                                     $19                  $19
---------------------------------------------------------------------- -------------------- --------------------
Gross Capital Expenditures                                                    ($65)                ($65)
---------------------------------------------------------------------- -------------------- --------------------
Release of Capital Expenditure Accruals                                        $15                  $15
---------------------------------------------------------------------- -------------------- --------------------
Cash Interest Paid                                                            $101                  N/A
---------------------------------------------------------------------- -------------------- --------------------
Interest Income                                                               ($5)                  N/A
---------------------------------------------------------------------- -------------------- --------------------
Total                                                                          $65                 ($31)
---------------------------------------------------------------------- -------------------- --------------------

---------------------------------------------------------------------------------------------------------------
UNLEVERED CASH FLOW AND CONSOLIDATED FREE CASH FLOW

Three Months Ended March 31, 2003                                                           Consolidated Free
($ in millions)                                                       Unlevered Cash Flow       Cash Flow
--------------------------------------------------------------------- -------------------- --------------------
Net Change in Cash and Cash Equivalents                                     ($198)               ($198)
--------------------------------------------------------------------- -------------------- --------------------
Effect of Exchange Rates on Cash                                             ($2)                 ($2)
--------------------------------------------------------------------- -------------------- --------------------
Net Cash Provided by Discontinued Operations                                 ($4)                 ($4)
--------------------------------------------------------------------- -------------------- --------------------
Net Cash Used in Financing Activities                                         $1                   $1
--------------------------------------------------------------------- -------------------- --------------------
Net Cash Used in Investing Activities                                         $94                  $94
--------------------------------------------------------------------- -------------------- --------------------
Net Cash Used in Continuing Operations                                      ($109)               ($109)
--------------------------------------------------------------------- -------------------- --------------------
Gross Capital Expenditures                                                   ($25)                ($25)
--------------------------------------------------------------------- -------------------- --------------------
Release of Capital Expenditure Accruals                                       $6                   $6
--------------------------------------------------------------------- -------------------- --------------------
Cash Interest Paid                                                           $109                  N/A
--------------------------------------------------------------------- -------------------- --------------------
Interest Income                                                              ($5)                  N/A
--------------------------------------------------------------------- -------------------- --------------------
Total                                                                        ($24)               ($128)
--------------------------------------------------------------------- -------------------- --------------------


---------------------------------------------------------------------------------------------------------------
PROJECTED CONSOLIDATED UNLEVERED CASH FLOW

Twelve Months Ended December 31, 2003
($ in millions)
                                                                             Low                 High
-------------------------------------------------------------------- -------------------- --------------------
Net Change in Cash and Cash Equivalents                                      $15                  $50
-------------------------------------------------------------------- -------------------- --------------------
Effect of Exchange Rates on Cash                                            ($3)                 ($3)
-------------------------------------------------------------------- -------------------- --------------------
Net Cash Provided by Discontinued Operations                                ($10)                ($10)
-------------------------------------------------------------------- -------------------- --------------------
Net Cash Provided by Financing Activities                                  ($320)               ($330)
-------------------------------------------------------------------- -------------------- --------------------
Net Cash Used in Investing Activities                                       $245                 $212
-------------------------------------------------------------------- -------------------- --------------------
Net Cash Used in Continuing Operations                                      ($73)                ($81)
-------------------------------------------------------------------- -------------------- --------------------
Gross Capital Expenditures                                                 ($225)               ($200)
-------------------------------------------------------------------- -------------------- --------------------
Release of Capital Expenditure Accruals                                      $21                  $21
-------------------------------------------------------------------- -------------------- --------------------
Cash Interest Paid                                                          $400                 $405
-------------------------------------------------------------------- -------------------- --------------------
Interest Income                                                             ($25)                ($20)
-------------------------------------------------------------------- -------------------- --------------------
Total                                                                       $100                 $125
-------------------------------------------------------------------- -------------------- --------------------

                          LEVEL 3 COMMUNICATIONS, INC.
                   Consolidated Condensed Statements of Operations
                                   (Unaudited)




                                                                               Three Months Ended                Six Months Ended
                                                                                    June 30,                         June 30,
                                                                            -----------------------           --------------------
(dollars in millions)                                                         2003           2002              2003          2002
----------------------------------------------------------------------------------------------------------------------------------
Revenue:
   Communications                                                           $   434        $   276            $ 1,142        $ 554
   Information Services                                                         491            447                997          527
   Other                                                                         16             27                 32           55
                                                                            -------        -------            -------      -------
    Total Revenue                                                               941            750              2,171        1,136


Costs and Expenses:
   Cost of Revenue                                                              567            484              1,135          630
   Depreciation and Amortization                                                228            190                435          400
   Selling, General and Administrative, including non-cash
       compensation of $25, $53, $48 and $117, respectively                     276            240                547          493
   Restructuring Charges, including noncash impairment
       charges of $-, $44, $- and $44, respectively                               9             47                 20           47
                                                                            -------        -------            -------      -------
    Total Costs and Expenses                                                  1,080            961              2,137        1,570
                                                                            -------        -------            -------      -------

Income (Loss) from Operations                                                  (139)          (211)                34         (434)

Other Income (Expense), net
   Interest Income                                                                5              6                 10           15
   Interest Expense                                                            (143)          (131)              (283)        (260)
   Other Income (Expense)                                                      (176)           180               (102)         314
                                                                            -------        -------            -------      -------
    Other Income (Expense)                                                     (314)            55               (375)          69
                                                                            -------        -------            -------      -------
Loss from Operations Before Income Taxes                                       (453)          (156)              (341)        (365)

Income Tax Benefit                                                                -              -                  -          119
                                                                            -------        -------            -------      -------
Loss Before Change in Accounting Principle and Discontinued Operations
    Discontinued Operations                                                    (453)          (156)              (341)        (246)

Cumulative Effect of Change in Accounting Principle                               -              -                  5            -
Loss from Discontinued Operations                                                (9)             -                 (7)           -
                                                                            -------        -------            -------      -------
Net Loss                                                                    $  (462)       $  (156)           $  (343)     $  (246)
                                                                            =======        =======            =======      =======
Basic Earning (Loss) per Share:
   Loss before Change in Accounting Principle and Discontinued Operations
       Discontinued Operations                                              $ (0.93)       $ (0.39)           $ (0.73)     $ (0.62)
   Cumulative Effect of Change in Accounting Principle                            -              -               0.01            -
   Loss from Discontinued Operations                                          (0.02)             -              (0.01)           -
                                                                            -------        -------            -------      -------
   Net Loss                                                                 $ (0.95)       $ (0.39)           $ (0.73)     $ (0.23)
                                                                            =======        =======            =======      =======
Weighted Average Shares Outstanding (in thousands)
   Basic                                                                    484,436        398,721            467,724      395,020
                                                                            =======        =======            =======      =======

                 LEVEL 3 COMMUNICATIONS, INC. AND SUBSIDIARIES
                     Consolidated Condensed Balance Sheets
                                  (unaudited)




                                                                                       June 30,           March 31,
(dollars in millions)                                                                    2003               2003
-----------------------------------------------------------------------------------------------------------------------
Assets
Current Assets
    Cash and cash equivalents                                                            $   915           $   944
    Restricted securities                                                                     69                79
    Accounts receivable, less allowances of $34 and $31, respectively                        507               408
    Other                                                                                    138               133
                                                                                        --------------------------
Total Current Assets                                                                       1,629             1,564

Property, Plant and Equipment, net                                                         5,941             6,039

Restricted Securities                                                                        474               469

Intangibles and Goodwill                                                                     481               505

Other Assets, net                                                                            143               186
                                                                                        --------------------------
                                                                                         $ 8,668           $ 8,763
                                                                                        ==========================
Liabilities and Stockholders' Equity
Current Liabilities:
    Accounts payable                                                                     $   567           $   492
    Current portion of long-term debt                                                        125               124
    Accrued payroll and employee benefits                                                    146               124
    Accrued interest                                                                          88                88
    Deferred revenue                                                                         126               117
    Other                                                                                    214               238
                                                                                        --------------------------
Total Current Liabilities                                                                  1,266             1,183

Long-Term Debt, less current portion                                                       5,634             6,167

Deferred Revenue                                                                             938               925

Accrued Reclamation Costs                                                                     85                86

Other Liabilities                                                                            463               460

Stockholders' Equity (Deficit)                                                               282               (58)
                                                                                        --------------------------
                                                                                         $ 8,668           $ 8,763
                                                                                        ==========================


                         LEVEL 3 COMMUNICATIONS, INC.
                     Consolidated Statements of Cash Flows
                             (dollars in millions)
                                  (unaudited)


                                                                                          Three Months Ended       Six Months Ended
                                                                                             June 30, 2003          June 30, 2003
                                                                                          ------------------       ----------------

Cash Flows from Operating Activities:
     Net Loss                                                                                    $ (462)                   $ (343)
        Loss from discontinued operations                                                             9                         7
        Cumulative effect of change in accounting principle                                           -                        (5)
                                                                                                 ------                    ------
        Loss from continuing operations                                                            (453)                     (341)
        Adjustments to reconcile loss from continuing operations
        to net cash provided by (used in) continuing operations:
        Equity earnings, net                                                                         (1)                       (2)
        Depreciation and amortization                                                               228                       435
        Induced conversion expense on convertible debt                                              190                       190
        Gain on debt extinguishments, net                                                            (2)                       (2)
        (Gain) loss on sale of property, plant and equipment,
        toll-road operations and other assets                                                         2                       (67)
        Non-cash expense attributable to stock awards                                                25                        48
        Deferred revenue                                                                             12                      (336)
        Amortization of debt issuance costs                                                           5                        10
        Accreted interest on long-term discount debt                                                 28                        54
        Accrued interest on long-term debt                                                            9                         9
        Changes in working capital items net of amounts acquired:
               Receivables                                                                          (97)                       21
               Other current assets                                                                  (3)                       47
               Payables                                                                              73                      (126)
               Other liabilities                                                                      1                       (29)
          Other                                                                                       2                        (1)
                                                                                                 ------                    ------
Net Cash Provided by (Used in) Continuing Operations                                                 19                       (90)

Cash flows from Investing Activities:
     Decrease (increase) in restricted cash and securities, net                                      (5)                        2
     Capital expenditures                                                                           (65)                      (90)
     Release of capital expenditure accruals                                                         15                        21
     Genuity acquisition                                                                             (1)                     (144)
     Investments and acquisitions                                                                     -                        (1)
     Proceeds from sale of toll-road operations                                                       -                        46
     Proceeds from sale of property, plant and equipment, and other assets                            5                        21
                                                                                                 ------                    ------
Net Cash Used in Investing Activities                                                               (51)                     (145)

Cash Flows from Financing Activities:
     Stock options exercised                                                                          3                         3
     Purchases of and payments on long-term debt, including current portion                         (13)                      (14)
                                                                                                 ------                    ------
Net Cash Used in Financing Activities                                                               (10)                      (11)

Net Cash Provided by Discontinued Operations                                                         12                        16
Effect of Exchange Rates on Cash                                                                      1                         3
                                                                                                 ------                    ------
Net Change in Cash and Cash Equivalents                                                             (29)                     (227)

Cash and Cash Equivalents at Beginning of Year                                                      944                     1,142
                                                                                                 ------                    ------
Cash and Cash Equivalents at End of Period                                                        $ 915                     $ 915
                                                                                                 ======                    ======
Supplemental Disclosure of Cash Flow Information:
     Cash interest paid                                                                           $ 101                     $ 210

Noncash Investing and Financing Activities:
     Common stock issued in exchange for long term debt                                           $ 754                     $ 774
     Interest on debt paid with common stock                                                          9                         9
     Long-term debt principal retired by issuing common stock                                       580                       600
     Long-term debt extinguished due to sale of toll-road operations                                  -                       139